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                                                                    Exhibit 23.1



         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


THE BOARD OF DIRECTORS
LSI LOGIC CORPORATION

     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IntraServer Technology, Inc. 1998 Stock Option Plan, as assumed by LSI Logic Corporation, of our report dated February 18, 2000 relating to the financial statements of LSI Logic Corporation, which is included in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

                                       /s/ Pricewaterhouse Coopers LLP



San Jose, California
June 6, 2000